Exhibit 99.1

Liberty Media Corporation to Hold Annual Meeting of Stockholders

Liberty Media Corporation (Nasdaq: LMCA, LMCB) will be holding its Annual Meeting of Stockholders on Monday, August 4, 2014, at 8:30 a.m., M.D.T., at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112. The record date for the meeting is 5:00 p.m., New York City time, on June 19, 2014. At the meeting, Liberty Media Corporation may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Sirius XM Holdings Inc., Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications and Live Nation, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Contact:
Courtnee Ulrich
720-875-5420